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                                                                EXHIBIT 23(a)


               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]


                                April 28, 1998



Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, Illinois  60685

Directors:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 2 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company and Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-1087) with the Securities and Exchange Commission.
In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,


                                        SUTHERLAND, ASBILL, & BRENNAN, LLP



                                        By:  Stephen E. Roth
                                             -------------------
                                             Stephen E. Roth